UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 1, 2016

THE ALLSTATE CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-11840	36-3871531
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2775 Sanders Road, Northbrook, Illinois	60062
(Address of Principal Executive Offices)	(Zip Code)

(847) 402-5000

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 — Other Events

Item 8.01. Other Events.

On December 1, 2016, the Registrant entered into an Underwriting Agreement (the “Underwriting Agreement”) with Barclays Capital Inc., J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wells Fargo Securities, LLC, as representatives of the underwriters named therein (the “Underwriters”), with respect to the offer and sale by the Registrant of $550,000,000 aggregate principal amount of its 3.280% Senior Notes due 2026 (the “2026 Notes”) and $700,000,000 aggregate principal amount of its 4.200% Senior Notes due 2046 (the “2046 Notes” and, together with the 2026 Notes, the “Senior Notes”).  The Senior Notes were registered under the Registrant’s registration statement on Form S-3 (File No. 333-203757) (the “Registration Statement”).

The foregoing description of the Underwriting Agreement is qualified in its entirety by reference to the terms of such agreement, which is filed hereto as Exhibit 1.1 and incorporated herein by reference.

Section 9 — Financial Statements and Exhibit

Item 9.01 Financial Statements and Exhibits.

(d)  Exhibits

Exhibit No.	Description

1.1

Underwriting Agreement, dated as of December 1, 2016, among the Registrant and Barclays Capital Inc., J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wells Fargo Securities, LLC, as representatives of the several Underwriters named therein.

12.1	Computation of Earnings to Fixed Charges Ratio.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE ALLSTATE CORPORATION

By:	/s/ Daniel G. Gordon
Name:	Daniel G. Gordon
Title:	Vice President, Assistant General Counsel and Assistant Secretary

Date: December 2, 2016

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